 Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2022 relating to the consolidated financial statements of TPG Group Holdings (SBS), L.P. appearing in the Form 10-K of TPG Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Fort Worth, Texas

January 5, 2023